Schedule A

The following sets forth the name, address, principal occupation, citizenship and beneficial ownership of the shares of Class A Common Stock (to the extent not pursuant to Item 5(a)) of each director of CHS UGP LLC, CHS Platform Pte. Ltd., and CHS (US) Management LLC.

CHS UGP LLC
Name and Citizenship	Position	Principal Business Address	Beneficial Ownership of Shares of Common Stock
Alexandra Grigos (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

David Zhang (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Brady Schuck (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

CHS Platform Holdings Pte. Ltd.
Name and Citizenship	Position	Principal Business Address	Beneficial Ownership of Shares of Common Stock
Daniel Harlan Smith (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Catherine Madigan (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Benoit Valentin (France)	Director	23 King Street, London SW1Y 6QY, United Kingdom	None

Nicolas Debetencourt (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Hong Boon Sim (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Chia Song Hwee (Singapore)	Director	60B Orchard Road, #06-18, The Atrium @ Orchard, Singapore 238891	None

CHS (US) Management LLC
Name and Citizenship	Position	Principal Business Address	Beneficial Ownership of Shares of Common Stock
Nicolas Debetencourt (United States)	Chief Executive Officer	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Alexandra Grigos (United States)	Chief Operating Officer Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Venu Rathi (United States)	Chief Financial Officer	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Michael Sabbah (Canada)	Chief Corporate Officer	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Wendy Ruberti (United States)	General Counsel, Chief Compliance Officer	550 Madison Avenue, 34th Floor, New York, NY 10022	None

David Zhang (United States)	Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None

Brady Schuck (United States)	Managing Director Director	550 Madison Avenue, 34th Floor, New York, NY 10022	None